EXHIBIT 99.2

CONSENT OF DIRECTOR NOMINEE

In connection with the filing by Kindly MD, Inc. (the “Company”) of a Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents, as required by Rule 438 under the Securities Act, to being named in the Registration Statement as a Director Nominee.

September 20, 2023

By:	/s/ Christian Robinson
Name:	Christian Robinson